EXHIBIT 99.1

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CONTACT:          Corporate Communications
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Investor Relations
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Delta Air Lines Closes Sale of $1.4 Billion Pass Through Certificates

ATLANTA, Oct. 11, 2007 -- Delta Air Lines (NYSE: DAL) today announced the sale of $1,409,877,000 of Delta Air Lines, Inc. Pass Through Certificates, Series 2007-1.

The certificates were issued in three classes, comprised of $924,408,000 of Class A Certificates with an interest rate of 6.821% per annum, $265,366,000 of Class B Certificates with an interest rate of 8.021% per annum and $220,103,000 of Class C Certificates with an interest rate of 8.954% per annum.  The certificates were sold in a private placement to qualified institutional buyers under Rule 144A.

The funds from this transaction will be used to refinance nearly $1 billion of existing debt secured by aircraft, including Delta’s 2001-2 enhanced equipment trust certificates (EETC).

“This transaction, which refinances existing debt at lower rates and generates additional liquidity on the same collateral base, is a strong reflection of the market’s continued confidence in Delta’s plan,” said Edward H. Bastian, Delta’s president and chief financial officer.  “By taking advantage of available opportunities to lower our costs and lessen immediate demands on the company, we are strengthening Delta’s position as a leader in the airline industry.”

These securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Delta

Delta Air Lines operates service to more destinations than any global airline with Delta and Delta Connection flights to 315 destinations in 54 countries.  Since 2005, Delta has added more international capacity than all other major U.S. airlines combined and is a leader across the Atlantic with flights to 36 trans-Atlantic markets.  To Latin America and the Caribbean, Delta offers nearly 400 weekly flights to 54 destinations.  Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 477 worldwide destinations in 103 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of Oct. 11, 2007, and which Delta has no current intention to update.